U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                Date of Report: November 4, 1997

                      DETOUR MAGAZINE, INC.
     (Exact name of registrant as specified in its charter)


                            COLORADO
         (State or other jurisdiction of incorporation)


     0-25388                          84-1156459
(Commission File No.)                (IRS Employer
                                   Identification No.)

201 N. Service Road
Melville, N.Y.                                         11747
(Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code: (516) 423-9300

Item 8.  Change in Fiscal Year

     Effective October 31, 1997, the Company's Board of Directors amended the Company's Bylaws, changing the Company's fiscal year end from October 31 to December 31. This change was enacted in order to establish the Company's fiscal year end to be consistent with the fiscal year end of the Company's principal operating subsidiary companies. As a result of this change, the Company intends to file quarterly reports for the six month period ended June 30, 1997 and the nine month period ended September 30, 1997, as well as an annual report on Form 10-KSB for the fiscal year ending December 31, 1997.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DETOUR MAGAZINE, INC.



                                   By:/s/ John Evans
                                      John Evans,
                                      President

Dated:  November 4, 1997